UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2026

ALLIANCEBERNSTEIN L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Commerce Street, Nashville, TN  37203
(Address of principal executive offices)
(Zip Code)
(615) 622-0000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units of limited partnership interest in AllianceBernstein L.P.	None	None

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Seth Bernstein as Chief Executive Officer

On September 25, 2026, AllianceBernstein L.P. (“ABLP”) and AllianceBernstein Holding L.P. (together with ABLP, “AB”) announced that Seth Bernstein will retire as Chief Executive Officer of AB, effective March 31, 2027 (the “Retirement Date”). Following his retirement, Mr. Bernstein will continue to serve on the Board of Directors of AB’s general partner, which also acts as AB’s Board of Directors (the “AB Board of Directors”).

In connection with Mr. Bernstein’s retirement, ABLP and Mr. Bernstein entered into a retirement agreement (the “Retirement Agreement”) providing that, in consideration of Mr. Bernstein’s continuation of employment through March 31, 2027, Mr. Bernstein, in addition to continuing to receive his current salary and benefits, is entitled to an appreciation grant of restricted AB Holding Unit Awards awarded through the AB 2017 Long Term Incentive Plan (or the successor plan thereto) with a total grant date fair value of $2.5 million and a three-year annual vesting to be issued on or about the Retirement Date. Further, Mr. Bernstein will receive a 2026 Equitable Holdings Long Term Incentive Plan award of $1.0 million to be issued in the second quarter of 2027. Provided Mr. Bernstein complies with the terms of the Retirement Agreement, including compliance with customary restrictive covenants and assistance with AB’s leadership transition, he is entitled to 26 weeks of salary continuation following his Retirement Date in the total gross amount of $325,000. He will also receive various transition support services and continued participation in certain AB benefit plans.

Appointment of Onur Erzan as President and Chief Executive Officer

In conjunction with Mr. Bernstein’s retirement, on September 25, 2026, AB announced the appointment of Onur Erzan, age 50, as President and Chief Executive Officer (“President and CEO”) of AB, effective April 1, 2027. Mr. Erzan has been serving as AB’s President since January 5, 2026, prior to which he served as Head of the Global Client Group and Private Wealth since 2022 and assumed responsibility and oversight of Global Private Alternatives in Fall 2025. He has been employed by AB since 2021. Prior to joining AB, Mr. Erzan spent 20 years with McKinsey & Company, most recently as a Senior Partner and co-leader of its Wealth & Asset Management practice. Further, he remains a member of the Equitable Holdings Management Committee and serves as Chair of the AB Operating Committee. Mr. Erzan will be also appointed to the AB Board of Directors effective April 1, 2027.

In connection with Mr. Erzan’s appointment as President and CEO, ABLP and Mr. Erzan entered into an offer letter (the “Offer Letter”), providing that Mr. Erzan is entitled to compensation consisting of a base salary of $650,000, effective January 1, 2027, with a total compensation target, as determined by the Compensation Committee of the AB Board of Directors, for fiscal year 2027 of $13.5 million, which consists of the following: (a) base salary of $650,000, less required withholdings (b) a cash bonus of $5.8 million, (c) the annual amortized value of Mr. Erzan’s 2025 restricted AB Holding Unit award (the “2025 Award”), valued at $1.25 million, (d) an AB Incentive Compensation Award Program (“ICAP”) award of AB Units valued at $3.45 million, generally made in mid-December 2027, and (e) an award of Equitable Holdings equity valued at $2.35 million. Further, following vesting of the 2025 Award on December 1, 2028, based on assessed performance, Mr. Erzan’s 2029 ICAP award, comprised of AB Units, will be adjusted up by $1.25 million to represent the annual amortized value of the 2025 Award. Mr. Erzan will remain eligible for benefits consistent with those he currently receives. In the event of termination of Mr. Erzan’s employment by AB for any reason other than

Cause (as defined in the Offer Letter), death or disability or Mr. Erzan’s resignation for Good Reason (as defined in the Offer Letter), Mr. Erzan is entitled to: (a) severance equal to 1.5 times his annual base salary and annual bonus in effect at the time of termination, (b) monthly payments equal to the cost of COBRA coverage for 18 months (on an after tax basis), (c) any earned but unpaid bonus from the year prior to termination, to be paid when bonus payments are made to other senior executives for such year, and (d) continued vesting of outstanding unvested equity awards pursuant to the terms and conditions of his ICAP and other award agreement(s). As a condition to the severance noted above, Mr. Erzan would be subject to a six-month non-competition provision and a twelve-month non-solicitation provision with respect to customers and employees of AB following the date of termination of Mr. Erzan’s employment.

There is no arrangement or understanding between Mr. Erzan and any other person pursuant to which Mr. Erzan was appointed. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Erzan and any of AB’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are no transactions in which Mr. Erzan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01.    Regulation FD Disclosure.

On September 25, 2026, the Company issued a press release announcing the senior management changes discussed in Item 5.02 above, which is furnished as Exhibit 99.01 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 including Exhibit 99.01 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such other filing.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

99.01	AB Leadership Changes.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN L.P.
Dated: September 25, 2026	By:	/s/ Mark Manley
Mark Manley Corporate Secretary